INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (the “Agreement”), dated as of June __, 2009, is made and entered into by and between San Joaquin Bancorp, a California corporation (the “Corporation”), and ____________________________ (“Indemnitee”) with reference to the following facts:

RECITALS

A. Indemnitee is now serving the Company, or a subsidiary of the Company, as an Agent (as defined herein) thereof including, more specifically, as an executive officer or director of the Corporation.

B. The parties hereto acknowledge that Indemnitee’s service to the Corporation in the capacities indicated above may expose Indemnitee to claims, lawsuits and risk of liability.

C. The parties further recognize that the compensation or fees payable to Indemnitee for services to the Corporation may not be commensurate with the potential risk involved and that the Corporation may now, or in the future, be unable to provide adequate insurance at a reasonable cost to cover such risk.

D. Accordingly, as an inducement to Indemnitee to continue to serve the Corporation in the capacities indicated above, the Corporation and Indemnitee desire to enter into this Agreement pursuant to which the Corporation undertakes to indemnify Indemnitee against such risks incurred as an Agent, to the extent that it is permitted to do so under the laws of the State of California and all other applicable laws.

AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the covenants in this Agreement, and of Indemnitee serving and continuing to serve the Corporation as an Agent and intending to be legally bound hereby, the parties hereto agree as follows:

1. Services by Indemnitee.

Indemnitee agrees to serve (a) as a director of the

Corporation so long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the Articles of Incorporation and bylaws of the Corporation, and until such time as Indemnitee resigns or fails to stand for election or is removed from Indemnitee’s position, or (b) otherwise as an Agent (as hereinafter defined) of the Corporation. Indemnitee may, in his discretion, from time to time also perform other services at the request or for the convenience of, or otherwise benefiting the Corporation. Indemnitee may at any time and for any reason (or for no reason) resign or be removed as a director (in the manner provided under California law) or, with respect to other positions as an Agent, be terminated from such positions (subject to any other contractual obligation or other restriction imposed in the Articles of Incorporation or by operation of law).

    2. Indemnification. Subject to the limitations set forth herein and in Section 6 hereof, the Corporation hereby agrees to indemnify Indemnitee as follows:

     The Corporation shall, with respect to any Proceeding (as hereinafter defined) associated with Indemnitee’s being an Agent of the Corporation, indemnify Indemnitee to the fullest extent permitted by applicable law and the Articles of Incorporation of the Corporation in effect on the date hereof or as such law or Articles of Incorporation may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than the law or Articles of Incorporation permitted the Corporation to provide before such amendment). The right to indemnification conferred herein and in the Articles of Incorporation shall be presumed to have been relied upon by Indemnitee in serving or continuing to serve the Corporation as an Agent and shall be enforceable as a contract right. Without in any way diminishing the scope of the indemnification provided by this Section 2, the Corporation will indemnify Indemnitee to the full extent permitted by law if and wherever Indemnitee is or was a party or is threatened to be made a party to any Proceeding, including any such Proceeding brought by or in the right of the Corporation, by reason of the fact that Indemnitee is or was an Agent or by reason of anything done or not done by Indemnitee in such capacity, against Expenses (as hereinafter defined) and Liabilities (as hereinafter defined) actually and reasonably incurred by Indemnitee or on his behalf in connection with the investigation, defense, settlement or appeal of such Proceeding. In addition to, and not as a limitation of, the foregoing, the rights of indemnification of Indemnitee provided under this Agreement shall include those rights set forth in Sections 3 and 8 below. Notwithstanding the foregoing, the Corporation shall be required to indemnify Indemnitee in connection with a Proceeding commenced by Indemnitee (other than a Proceeding commenced by Indemnitee to enforce Indemnitee’s rights under this Agreement) only if the commencement of such Proceeding was authorized by the Board of Directors.

     3. Advancement of Expenses. All reasonable Expenses incurred by or on behalf of Indemnitee (including costs of enforcement of this Agreement) shall be advanced from time to time by the Corporation to Indemnitee within ten (10) days after the receipt by the Corporation of a written request for an advance of Expenses, whether prior to or after final disposition of a Proceeding (except to the extent that there has been a Final Adverse Determination (as hereinafter defined) that Indemnitee is not entitled to be indemnified for such Expenses), including without limitation any Proceeding brought by or in the right of the Corporation. The written request for an advancement of any and all expenses under this paragraph shall contain reasonable detail of the Expenses incurred by Indemnitee. In the event that such written request shall be accompanied by an affidavit of counsel to Indemnitee to the effect that such counsel has reviewed such expenses and that such expenses are reasonable in such counsel’s view, then such expenses shall be deemed reasonable in the absence of clear and convincing evidence to the contrary. By execution of this Agreement, Indemnitee shall be deemed to have made whatever undertaking may be required by law at the time of any advancement of Expenses with respect to repayment to the Corporation of such Expenses. In the event that the Corporation shall breach its obligation to advance Expenses under this Section 3, the parties hereto agree that Indemnitee’s remedies available at law would not be adequate and difficult to prove and that Indemnitee would be entitled to specific performance. Accordingly, the Corporation and Indemnitee agree that Indemnitee shall be entitled to temporary and permanent injunctive relief to enforce this Agreement without the necessity of proving actual damages or irreparable harm. The Corporation and Indemnitee further agree that Indemnitee shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bond or any other similar undertaking in connection therewith.

     4. Presumptions and Effect of Certain Proceedings. Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Corporation shall have the burden of proof to overcome that presumption in reaching any contrary determination. The termination of any Proceeding by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent shall not affect this presumption or, except as determined by a judgment or other final adjudication adverse to Indemnitee, establish a presumption with regard to any factual matter relevant to determining Indemnitee’s rights to indemnification hereunder. If the person or persons so empowered to make a determination pursuant to Section 5 hereof shall have failed to make the requested determination within ninety (90) days after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or other disposition or partial disposition of any Proceeding or any other event that could enable the Corporation to determine Indemnitee’s entitlement to indemnification, the requisite determination that Indemnitee is entitled to indemnification shall be deemed to have been made.

    5. Procedure for Determination of Entitlement to Indemnification.

(a)	Whenever Indemnitee believes that Indemnitee is entitled to indemnification pursuant to this Agreement, Indemnitee shall submit a written request for indemnification to the Corporation. Any request for indemnification shall include sufficient documentation or information reasonably available to Indemnitee for the determination of entitlement to indemnification. In any event, Indemnitee shall submit Indemnitee’s claim for indemnification within a reasonable time (not to exceed six (6) months) after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or final termination or other disposition or partial disposition of any Proceeding, whichever is the later date for which Indemnitee requests indemnification. The President or Secretary or other appropriate officer shall, promptly upon receipt of Indemnitee’s request for indemnification, advise the Board of Directors in writing that Indemnitee has made such request.

Determination of Indemnitee’s entitlement to indemnification shall be made not later than ninety (90) days after the Corporation’s receipt of Indemnitee’s written request for such indemnification, provided that any request for indemnification for Liabilities, other than amounts paid in settlement, shall have been made after a determination thereof in a Proceeding.

(b)	The Corporation shall be entitled to select the method in which Indemnitee’s entitlement to indemnification will be determined (to the extent obtainable under the circumstances); provided, however, that if there is a Change in Control of the Corporation, Independent Legal Counsel (as hereinafter defined) or a panel of three arbitrators shall determine whether Indemnitee is entitled to indemnification.

The forum shall be any one of the following three methods (if such method is obtainable under the circumstances): (i) a majority vote of a quorum of the Board of Directors consisting entirely of Disinterested Directors (as hereinafter defined), if such a quorum is obtainable; (ii) Independent Legal Counsel, whose determination shall be made in a written opinion. Independent Legal Counsel shall be selected based on the guidelines set forth in section 16(f) herein; provided, however that if, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 5 hereof, unless the Corporation has advised the Indemnitee in writing prior to that date that a determination of the Indemnitee’s rights hereunder will be made on the basis contemplated under this Agreement pursuant to either of Sections 5(b)(i) (if this is an available method) or 5(b)(iii) herein, an Independent Legal Counsel shall not have been selected and agreed upon by the parties, either the Corporation or Indemnitee may petition any court of competent jurisdiction in the State of California for resolution of any objection that shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Legal Counsel and/or for the appointment as Independent Legal Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Legal Counsel under section 5(b)(ii) hereof.; or (iii) a panel of three arbitrators, one selected by the Corporation, another by Indemnitee and the third by the first two arbitrators; or if for any reason three arbitrators are not selected within thirty (30) days after the appointment of the first arbitrator, then selection of additional arbitrators shall be made by the American Arbitration Association. If any arbitrator resigns or is unable to serve in such capacity for any reason, the American Arbitration Association shall select such arbitrator’s replacement. The arbitration shall be conducted pursuant to the commercial arbitration rules of the American Arbitration Association now in effect.

(c)	In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement.

Anyone seeking to overcome this presumption shall have the burden of proof to overcome that presumption.

(d)	Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Indemnitee and any Independent Legal Counsel, member of the Board of Directors or arbitrator shall act reasonably and in good faith in making a determination under the Agreement of Indemnitee’s entitlement to indemnification. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification).

    6. Specific Limitations on Indemnification.

     Notwithstanding anything in this Agreement to the contrary, the Corporation shall not be obligated under this Agreement to make any payment to Indemnitee with respect to any Proceeding:

(i) To the extent that payment is actually made to Indemnitee under any insurance policy, or is made to Indemnitee by the Corporation or an affiliate otherwise than pursuant to this Agreement. Notwithstanding the availability of such insurance, Indemnitee also may claim indemnification from the Corporation pursuant to this Agreement by assigning to the Corporation any claims under such insurance to the extent Indemnitee is paid by the Corporation;

(ii) To the extent of any state or federal income taxes in connection with Proceedings related to compensation (including deferred compensation) that Indemnitee actually received;

(iii) For Liabilities in connection with Proceedings settled without the Corporation’s written consent, which consent, however, shall not be unreasonably withheld;

(iv) For an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation within the meaning of section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of any state statutory or common law;

(v) To the extent it would be otherwise prohibited by law, if so established by a court having jurisdiction in the matter in a judgment or other final adjudication (and, in this respect, both the Corporation and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable); or

(vi) On account of or arising in response to any Proceeding initiated or commenced by Indemnitee or any of Indemnitee’s affiliates against the Corporation or any officer, director or stockholder of the Corporation (or in which Indemnitee or any of Indemnitee’s affiliates is a counter-complainant or a cross-complainant), unless (i) such indemnity is expressly required to be made by applicable law; (ii) such Proceeding was authorized in the specific case by action of the board of directors; (iii) such indemnity is required to be made pursuant to Section 5 hereof because the determination of Indemnitee’s entitlement to indemnification was not made in a timely manner; or (iv) with respect to actions or proceedings to establish or enforce a right to indemnity under this Agreement (including rights under Section 8(a) hereof) or any other agreement or insurance policy or under the Articles of Incorporation or bylaws now or hereafter in effect relating to claims or Proceedings for which indemnification is available hereunder.

     7. Fees and Expenses of Independent Legal Counsel. The Corporation agrees to pay the reasonable fees and expenses of Independent Legal Counsel or a panel of three arbitrators should such Independent Legal Counsel or such arbitrators be retained to make a determination of Indemnitee’s entitlement to indemnification pursuant to Section 5(b) of this Agreement, and to fully indemnify such Independent Legal Counsel or arbitrators against any and all expenses and losses incurred by any of them arising out of or relating to this Agreement or their engagement pursuant hereto.

    8. Remedies of Indemnitee.

    (a) In the event that (i) a determination pursuant to Section 5 hereof is made that Indemnitee is not entitled to indemnification, (ii) advances of Expenses are not made pursuant to this Agreement, (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement, or (iv) Indemnitee otherwise seeks enforcement of this Agreement, and subject to any applicable provisions of California law, Indemnitee shall be entitled to a final adjudication in the state courts of the State of California of his or her rights. Alternatively, and subject to any applicable provisions of California law, unless (i) the determination was made by a panel of arbitrators pursuant to Section 5(b)(iii) hereof, or (ii) court approval is required by law for the indemnification sought by Indemnitee, Indemnitee at Indemnitee’s option may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association now in effect, whose decision is to be made within ninety (90) days following the filing of the demand for arbitration. The Corporation shall not oppose Indemnitee’s right to seek any such adjudication or arbitration award. In any such proceeding or arbitration Indemnitee shall be presumed to be entitled to indemnification and advancement of Expenses under this Agreement and the Corporation shall have the burden of proof to overcome that presumption.

     (b) In the event that a determination that Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to Section 5 hereof, the decision in the judicial proceeding or arbitration provided in paragraph (a) of this Section 8 shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination that Indemnitee is not entitled to indemnification.

     (c) If a determination that Indemnitee is entitled to indemnification has been made pursuant to Section 5 hereof, or is deemed to have been made pursuant to Section 4 hereof or otherwise pursuant to the terms of this Agreement, the Corporation shall be bound by such determination in the absence of (i) a misrepresentation or omission of a material fact by Indemnitee in connection with such determination or (ii) a specific finding (which has become final) by an appropriate court that all or any part of such indemnification is expressly prohibited by applicable law.

     (d) The Corporation shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

     (e) Expenses reasonably incurred by Indemnitee in connection with Indemnitee’s request for indemnification under, seeking enforcement of or to recover damages for breach of this Agreement shall be borne by the Corporation when and as incurred by Indemnitee irrespective of any Final Adverse Determination (as hereinafter defined) that Indemnitee is not entitled to indemnification and subject, further, to the provisions of Section 3, above, to the effect that Indemnitee is not entitled to be indemnified for Expenses.

    (f) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Corporation and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Corporation (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

     9. Maintenance of Insurance. The Corporation represents that it will seek to obtain certain directors’ and officers’ liability insurance policies covering its directors and officers. Subject only to the provisions within this Section 10, the Corporation agrees that so long as Indemnitee shall have consented to serve or shall continue to serve as a director or officer of the Corporation or both, or as an Agent of the corporation, and thereafter so long as Indemnitee shall be subject to any possible Proceeding (such periods being hereinafter sometimes referred to as the “Indemnification Period”), the Corporation will use its best reasonable efforts to maintain in full force and effect for the benefit of Indemnitee one or more valid, binding and enforceable policies of directors’ and officers’ liability insurance from established and reputable insurers providing, in all respects, coverage both in scope and amount which is no less favorable than that presently provided. Notwithstanding the foregoing, the Corporation shall not be required to maintain said policies of directors’ and officers’ liability insurance if such insurance is not reasonably available or if it is in good faith determined by the then directors of the Corporation either that:

            a. The premium cost of maintaining such insurance is substantially disproportionate to the amount of coverage provided thereunder and the premiums paid by other corporations similarly situated; or

            b. The protection provided by such insurance to the Indemnitee is so limited by exclusions applicable to directors and other agents that there is insufficient benefit to the Indemnitee to warrant the cost of maintaining such insurance.

Anything in this Agreement to the contrary notwithstanding, to the extent that and for so long as the Corporation shall choose to continue to maintain any policies of directors’ and officers’ liability insurance during the Indemnification Period, the Corporation shall maintain similar and equivalent insurance for the benefit of Indemnitee during the Indemnification Period (unless such insurance shall be less favorable to Indemnitee than the Corporation’s existing policies). The Board of Directors of the Corporation will, from time to time, in good faith review any decision not to maintain directors’ and officers’ liability insurance and will purchase such insurance at any time that the conditions set forth in clauses (a) or (b), above, cease to apply.

     10. Modification, Waiver, Termination and Cancellation. No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this

Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

     11. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

     12. Notice by Indemnitee and Defense of Claim. Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative, but the omission so to notify the Corporation will not relieve it from any liability that it may have to Indemnitee if such omission does not prejudice the Corporation’s rights. If such omission does prejudice the Corporation’s rights, the Corporation will be relieved from liability only to the extent of such prejudice; nor will such omission relieve the Corporation from any liability that it may have to Indemnitee otherwise than under this Agreement. With respect to any Proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

a.	The Corporation will be entitled to participate therein at its own expense; and

b.	Except as otherwise provided below, to the extent that it may wish, the

Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that the Corporation shall not be entitled to assume the defense of any Proceeding if there has been a Change in Control or if Indemnitee shall have reasonably concluded based on the advice of counsel that there may be a conflict of interest between the Corporation and Indemnitee with respect to such Proceeding. After notice from the Corporation to Indemnitee of its election to assume the defense thereof (as authorized herein), the Corporation will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless:

                        i. the employment of counsel by Indemnitee has been authorized by the Corporation or there has been a Change of Control;

                        ii. Indemnitee shall have reasonably concluded based on the advice of counsel that there may be a conflict of interest between the Corporation and Indemnitee with respect to such Proceeding; or

                        iii. the Corporation shall not in fact have employed counsel to assume the defense in such Proceeding or shall not in fact have assumed such defense and be acting in connection therewith with reasonable diligence;

in each of which cases the fees and expenses of such counsel shall be at the expense of the Corporation.

     c. The Corporation shall not settle any Proceeding in any manner that would impose any penalty, out-of-pocket liability or limitation on Indemnitee without Indemnitee’s written consent.

     13. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

a..	If to Indemnitee, to the address set forth below the Indemnitee’s signature hereto; and

b.	If to the Corporation, to:

San Joaquin Bancorp 1000 Truxtun Avenue Bakersfield, CA 93301 Attention: President

or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

     14. Nonexclusivity. The rights of Indemnitee hereunder shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under applicable law, the Corporation’s Articles of Incorporation or bylaws, or any agreements, vote of shareholders, resolution of the Board of Directors or otherwise, and to the extent that during the Indemnification Period the rights of the then existing directors and officers are more favorable to such directors or officers than the rights currently provided to Indemnitee thereunder or under this Agreement, Indemnitee shall be entitled to the full benefits of such more favorable rights.

    15. Certain Definitions.

a.	“Agent” shall mean any person who is or was a director, officer, employee,fiduciary or other official of the Corporation or a subsidiary or an affiliate of the Corporation, or any other entity (including without limitation, an employee benefit plan) either at the request of, for the convenience of, or otherwise to benefit the Corporation or a subsidiary of the Corporation.
b.	“Change in Control” shall mean the occurrence of any of the following: i. Any “person” is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing at least 50% of the total voting power represented by the Corporation’s then outstanding voting securities;

                    ii. The shareholders of the Corporation approve a merger, reorganization or consolidation of the Corporation with any other corporation, if such merger, reorganization or consolidation would result in the voting securities of the Corporation outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or less of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation;

                    iii. A majority of the members of the board of directors as of the look-back date no longer serve as directors; or

                    iv. The shareholders of the Corporation approve (A) a plan of complete liquidation of the Corporation or (B) an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.

     For purposes of subsection (i) above, the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act, but shall exclude (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a parent or subsidiary of the Corporation or (y) a corporation owned directly or indirectly by the shareholders of the Corporation in substantially the same proportions as their ownership of the common stock of the Corporation.

     For purposes of Subsection (iii) above, the term “look-back date” shall mean the later of (x) the date of this Agreement or (y) the date twenty-four (24) months prior to the date of the event that may constitute a “Change in Control.”

     Any other provision of this Section 16(b) notwithstanding, the term “Change in Control” shall not include a transaction, if undertaken at the election of the Corporation, the result of which is to sell all or substantially all of the assets of the Corporation to another corporation (the “surviving corporation”); provided that the surviving corporation is owned directly or indirectly by the shareholders of the corporation immediately following such transaction in substantially the same proportions as their ownership of the Corporation’s common stock immediately preceding such transaction; and provided, further, that the surviving corporation expressly assumes this Agreement.

            c. “Disinterested Director” shall mean a director of the Corporation who is not or was not a party to or otherwise involved in the Proceeding in respect of which indemnification is being sought by Indemnitee.

            d. “Expenses” shall include all attorneys’ fees, disbursements, retainers, court and arbitration costs, transcripts, fees of experts, witness fees, other professional fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses of the types customarily and reasonably incurred in connection with either the investigation, defense, settlement or appeal of a Proceeding, participating in or being prepared to be a witness in a Proceeding or establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise: provided, however, that “Expenses” shall not include any Liabilities.

            e. “Final Adverse Determination” shall mean that a determination that Indemnitee is not entitled to indemnification shall have been made pursuant to Section 5 hereof and either (1) a final adjudication in a California court or decision of an arbitrator pursuant to Section 8(a) hereof shall have denied Indemnitee’s right to indemnification hereunder, or (2) Indemnitee shall have failed to file a complaint in a California court or seek an arbitrator’s award pursuant to Section 8(a) for a period of one hundred twenty (120) days after the determination made pursuant to Section 5 hereof.

            f. “Independent Legal Counsel” shall mean a law firm or a member of a firm selected by the Corporation and approved by Indemnitee (which approval shall not be unreasonably withheld) or, if there has been a Change in Control, selected by Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld), that neither is presently nor in the past five (5) years has been retained to represent: (i) the Corporation or any of its subsidiaries or affiliates, or Indemnitee or any corporation of which Indemnitee was or is a director, officer, employee or agent, or any subsidiary or affiliate of such a corporation, in any material matter, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

            g. “Liabilities” shall mean liabilities of any type whatsoever including, but not limited to, any judgments, fines, ERISA excise taxes and penalties, other penalties, interest, income taxes and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Proceeding.

            h. “Proceeding” shall mean any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Corporation or otherwise and wherever brought, whether civil, criminal, administrative or investigative, including any appeal therefrom, arising in connection with Indemnitee being an Agent of the Corporation and excluding any of the foregoing initiated by Indemnitee pursuant to Section 8 of this Agreement to enforce his or her rights under this Agreement..

    16. Binding Effect; Duration and Scope of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), spouses, heirs and personal and legal representatives. This Agreement shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as an Agent.

    17. Severability. If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

            a. the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and

            b. to the fullest extent legally possible, the provisions of this Agreement shall be construed so as to give effect to the intent of any provision held invalid, illegal or unenforceable.

    18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, as applied to contracts between California residents entered into and to be performed entirely within the State of California, without regard to conflict of laws rules.

    19. Consent to Jurisdiction. The Corporation and Indemnitee each irrevocably consent to the jurisdiction of the courts of the State of California for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of California.

    20. Entire Agreement. This Agreement represents the entire agreement between the parties hereto, and there are no other agreements, contracts or understandings between the parties hereto with respect to the subject matter of this Agreement, except as specifically referred to herein or as provided in Section 14 hereof.

    21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed the INDEMNIFICATION AGREEMENT as of the date set forth in the first paragraph hereof.

SAN JOAQUIN BANCORP
a California corporation

By: _______________________________
Name:
Title:

INDEMNITEE

__________________________________
Name:

Address for Notice:
__________________________________
__________________________________